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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2002

AMC ENTERTAINMENT INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-8747	43-1304369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

106 W. 14TH STREET P.O. Box 219615 Kansas City, Missouri (Address of principal executive offices)		64121-9615 (Zip Code)

Registrant's telephone number, including area code (816) 221-4000

Item 5. Other Events and Regulation FD Disclosure.

        On March 13, 2002 we issued a press release announcing that we have completed a public offering of 9 million shares of common stock at a public offering price of $10.50 per share. The offering is expected to close on Tuesday, March 19 (instead of Monday as initially announced).

        A copy of the prospectus relating to the offering may be obtained from the following managing underwriters: Salomon Smith Barney, Goldman, Sachs & Co., Banc of America Securities LLC, Bear, Stearns & Co. Inc, Credit Suisse First Boston, Lehman Brothers, and UBS Warburg. We also have granted the underwriters a 30-day option to purchase an additional 1,350,000 shares of common stock to cover over-allotments.

        We will use the proceeds of the offering to pursue our current business strategy, including acquisitions of other theatres and theatre circuits, including our proposed acquisition of GC companies, Inc., and for general corporate purposes. Pending utilization, we will use net proceeds to purchase short-term investments.

        The shares of common stock will be issued pursuant to a registration statement that has been declared effective by the Securities and Exchange Commission. The shares are only offered by means of the prospectus included in the registration statement related to this offering. This report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT INC.
Date: March 14, 2002	By:	/s/ CRAIG R. RAMSEY Craig R. Ramsey, Senior Vice President, Finance, Chief Financial Officer and Chief Accounting Officer

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  Item 5. Other Events and Regulation FD Disclosure.
SIGNATURES